UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):
April 28, 2011

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	(Commission File Number)	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our annual meeting of stockholders was held on April 28, 2011.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934.  The following four matters were included in our proxy dated March 22, 2011 and were voted upon at the annual meeting.  Final vote tabulations are indicated below:

1.	To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes

Douglas G. Duncan	105,867,863	513,907	75,263	6,119,521
Wayne Garrison	103,843,601	2,484,266	129,166	6,119,521
Sharilyn S. Gasaway	105,870,032	507,061	79,939	6,119,521
Gary C. George	105,859,733	531,188	66,112	6,119,521
Bryan Hunt	92,763,787	13,562,366	130,879	6,119,521
Coleman H. Peterson	105,804,131	594,405	58,497	6,119,521
John N. Roberts III	105,142,813	1,188,631	125,589	6,119,521
James L. Robo	105,860,441	531,922	64,671	6,119,521
William J. Shea Jr.	105,847,160	527,688	82,185	6,119,521
Kirk Thompson	103,819,959	2,523,239	113,835	6,119,521
John A. White	105,509,867	885,180	61,986	6,119,521

2.	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers:

For	104,941,586
Against	1,447,216
Abstain	68,231
Non Votes	6,119,521

3.	To consider and act upon an advisory vote to determine the frequency with which stockholders will consider and approve an advisory vote on the Company’s compensation of its named executive officers:

3 Years	54,295,051
2 Years	1,578,105
1 Year	50,466,543
Abstain	137,334
Non Votes	6,119,521

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 calendar year:

For	112,311,961
Against	85,198
Abstain	179,395
Non Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 3rd day of May 2011.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts III
John N. Roberts President and Chief Executive Officer

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope Senior Vice President, Controller and Chief Accounting Officer

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